UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 27, 2012 (February 22, 2012)

EVERTEC, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Puerto Rico	333-173504	66-0449729
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

Cupey Center Building, Road 176, Kilometer 1.3, San Juan, Puerto Rico		00926
(Address of principal executive offices)		(Zip Code)

(787) 759-9999

(Registrant’s telephone number, including area code)

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note.

This Form 8-K is being filed in connection with the announcement by EVERTEC, Inc. (“EVERTEC”) that (i) Félix M. Villamil Pagani has been elevated to Vice Chairman of the Board of Directors (the “Board”) of EVERTEC, (ii) Peter Harrington has been appointed as EVERTEC’s Chief Executive Officer, and (iii) Miguel Vizcarrondo has been promoted from Senior Vice President to Executive Vice President responsible for the Merchant Acquiring Business and the ATH Network.

The information in this explanatory note shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

EVERTEC has announced that Félix M. Villamil Pagani will no longer serve as EVERTEC’s President and Chief Executive Officer, effective as of February 22, 2012. Mr. Villamil will assume the role of Vice Chairman of the Board and will continue to serve as a member of the Board and a member of the board of directors of EVERTEC’s parent, Carib Holdings, Inc. (“Holdings”).

(c)

The Board has appointed Peter Harrington, age 52, as EVERTEC’s President and Chief Executive Officer, effective as of February 22, 2012. Previously, Mr. Harrington has served as President of Latin America and Canada for First Data Corporation from 2002 to 2008. Prior to that role, Mr. Harrington served as President of PaySys International, Inc., a wholly owned subsidiary of First Data Corporation. He joined First Data Corporation in 1998 as the director of European operations. Prior to joining First Data Corporation, he was a Managing Director responsible for the card processing business of EDS Africa, a subsidiary of Electronic Data Systems. Mr. Harrington also managed lending and credit card operations at The Massachusetts Company (a subsidiary of Travelers Insurance Company) and Fleet National Bank. In 2009, Mr. Harrington founded a consulting business focused on the payments industry where he consulted for major international payment companies and leading private equity firms operating in Canada and Latin America.

In connection with Mr. Harrington’s appointment as EVERTEC’s President and Chief Executive Officer, Mr. Harrington and EVERTEC entered into an employment agreement, dated as of February 22, 2012 (the “Harrington Employment Agreement”). The terms of the Harrington Employment Agreement provide for, among other things, (1) an annual base salary of $500,000 (which will be pro-rated for any partial calendar year), subject to annual review by the Board; and (2) an annual bonus opportunity of up to 100% of base salary contingent upon the achievement of qualitative and quantitative performance goals established by the Board (provided that Mr. Harrington’s maximum bonus opportunity for 2012 will be 50% of base salary). Mr. Harrington is eligible to participate in EVERTEC’s retirement and other employee benefit plans and policies that it makes generally available to other executives, except severance plans or policies. EVERTEC will also reimburse Mr. Harrington for reasonable costs associated with his relocation to Puerto Rico.

Mr. Harrington and Holdings entered into a Stock Option Agreement (the “Harrington Option Agreement”), dated as of February 22, 2012, in accordance with Holdings’ 2010 Equity Incentive Plan (the “Plan”). The Harrington Option Agreement provides for a grant of 116,667 Tranche A Options, 116,667 Tranche B Options and 116,666 Tranche C Options to purchase class B non-voting common stock of Holdings, each with an exercise price of $17.07 per share. In addition, Mr. Harrington and Holdings entered into a Restricted Stock Agreement (the “Restricted Stock Agreement”), dated as of February 22, 2012. Pursuant to the Restricted Stock Agreement, Mr. Harrington was granted 14,646 restricted shares of class B non-voting common stock of Holdings, which vest on the earlier to occur of (i) the date that Mr. Harrington receives a bonus in respect of 2012 from EVERTEC and (ii) May 1, 2013, subject to Mr. Harrington’s continuous service on the applicable vesting date. The restricted shares were granted to Mr. Harrington outside of the Plan but will be subject to the terms and conditions of the Plan.

Mr. Harrington and Holdings also entered into a Subscription Agreement, dated as of February 22, 2012, pursuant to which Harrington has agreed to purchase 14,646 shares of class B non-voting common stock of Holdings at a price of $17.07 per share.

(e)

In connection with Mr. Villamil’s transition from President and Chief Executive Officer to Vice Chairman of the Board, EVERTEC and Mr. Villamil entered into a modification agreement and general release (the “Villamil Modification Agreement”). The Villamil Modification Agreement provides for, among other things, a payment by EVERTEC to Mr. Villamil of $2,216,170, less applicable withholding taxes. In addition, the Villamil Modification Agreement sets forth the terms of Mr. Villamil’s service with EVERTEC for the two year period following February 22, 2012, for which he will be paid $150,000 per year. More specifically, Mr. Villamil will serve as an officer and executive Vice Chairman of the Board until June 1, 2013, at which time he will voluntarily retire from employment with EVERTEC, but will continue to serve as the non-executive Vice Chairman of the Board. Except as set forth in the Villamil Modification Agreement, the existing employment agreement between EVERTEC and Mr. Villamil will terminate.

In addition, Holdings and Mr. Villamil have entered into an amendment to his existing Stock Option Agreement (the “Amendment”), pursuant to which he will be eligible to vest in an additional 38,995 Tranche A Options in two (2) substantially equal installments on each of the first two (2) anniversaries of the date he commences service as Vice Chairman of the Board. The Amendment provides that all of Mr. Villamil’s other unvested stock options have expired.

Item 7.01	Regulation FD Disclosure.

On February 24, 2012, EVERTEC issued the press release announcing that (i) Félix M. Villamil Pagani has been elevated to Vice Chairman of the Board, (ii) Peter Harrington has been appointed as EVERTEC’s Chief Executive Officer, and (iii) Miguel Vizcarrondo has been promoted from Senior Vice President to Executive Vice President responsible for the Merchant Acquiring Business and the ATH Network. A copy of the press release is furnished as Exhibit 99.1 to this report. The information in this Item 7.01, including Exhibit 99.1, is being furnished pursuant to Item 7.01 and General Instruction B.2 thereunder. Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Number	Exhibit

99.1	Press Release issued by EVERTEC, Inc. dated February 24, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERTEC, INC. (Registrant)

Date: February 27, 2012	By:	/s/ Juan J. Román
Name: Juan J. Román
Title: Chief Financial Officer

EXHIBIT INDEX

Number	Exhibit

99.1	Press Release issued by EVERTEC, Inc. dated February 24, 2012.